CERTIFICATE OF INCORPORATION
A STOCK CORPORATION
================================================================================

FIRST: The name of this Corporation is STERLING PARTNERS INC.
                                       -----------------------------------------

--------------------------------------------------------------------------------

SECOND: Its Registered Office in the State of Delaware is to be located at

         130 BOXWOOD ROAD, in the City of MIDDLETOWN County of New NEW CASTLE,
         ----------------                 ----------               ----------
         Zip Code 19709-1227.
                  ----------

Registered Agent There Of Is-- STERLING PARTNERS INC.
                               -------------------------------------------------

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of total authorized capital stock of this corporation is

---------------TWENTY-FIVE THOUSAND---------------Dollars ($25,000.00) divided
--------------------------------------------------        ------------

into                           25,000,000
    ----------------------------------------------------------------------------

shares, of                    PAR VALUE                    Dollars ($0.001) each
          -------------------------------------------------         ------

FIFTH: The name and mailing address of the incorporator are as follows:

    Name:              JOHN W. FARR, JR.
                       -----------------

    Mailing Address:   130 BOXWOOD ROAD
                       ----------------

    City/State         MIDDLETOWN, DE.  Zip Code:  19709-1227
                       ---------------             ----------

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this TWENTY-SECOND day of APRIL, A.D. 1993
                          -------------        -----       ----


                                             /s/ JOHN W. FARR, JR.
                                             -----------------------------------
                                             JOHN W. FARR, JR., PRESIDENT
                                                      INCORPORATOR

         RECEIVED
   DEPARTMENT OF STATE

    93 APR 22 PM 1:31

DIVISION OF CORPORATIONS

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
----------------------------

Sterling Partners Inc., A corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware,

Does Hereby Certify;

First, That at a meeting of the Board of Directors of Sterling Partners Inc., resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

         RESOLVED, That Article 3 is amended as follows: The purpose of this corporation is to engage in any lawful act and activity for which a corporation may be organized under the general corporation law of Delaware, to include the following "The Company is empowered to engage in the purchase, sale, and management of real estate, including income producing properties of the following variety: Residential, Commercial, and Agricultural. The Company may acquire operating companies of every kind and description to include the acquisition and control of companies that it believes to be undervalued.


         RESOLVED, Article 4 is amended as follows: The total authorized capital stock of this corporation shall be Twenty Five Thousand, Five Hundred Dollars ($25,100.00), divided into:

         25,000,000 shares of par value dollars of ($0.001) each, common stock 100,000 shares of par value dollars of ($0.001) each, class A preferred stock

         The dividend rate, if any, the conversion ratio, if any, the Liquidation Rights, if any; and Call Features, if any, of the new Class A preferred stock, will be determined at the time of issuance of said shares.

Second, That thereafter, pursuant to resolution of its Board of Directors, at the annual meeting of the stockholders of said corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which the necessary number of shares as required by statute were voted in favor of the amendments.

Third, That said amendment was duly adopted in accordance with the provisions of
       Section 242 of the General Corporation Law of the State of Delaware.

Fourth, That the capital of said corporation shall not be reduced under or by reason of said amendment.

Certificate of Amendment of                                               Page 2
Certificate of Incorporation.                                  February 19, 1996

IN WITNESS WHEREOF, Said Richard P. Ongirsky, has caused this certificate to be signed by John W. Farr Jr, its President and Chris M. Henderson, its Secretary,

This 19th day of February, 1996


                                        By  /s/ John W. Farr, Jr.
                                            ------------------------------------
                                            President

                                        Attest: /s/ Chris M. Henderson
                                                --------------------------------

                                        Witness /s/ XXXXXXXXXX
                                                --------------------------------

                           CERTIFICATE OF AMENDMENT TO
                           ---------------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                             GOURMETMARKET.COM, INC.
                             -----------------------
                            (a Delaware corporation)

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is GourmetMarket.Com, Inc.

         2. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and substituting in lieu of said Article the following new Article:

                  "FOURTH: a. Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000) shares of all classes of stock, consisting of 100,000,000 shares of common stock, par value $.001, and 10,000,000 shares of preferred stock, par value $.001.

                           b. Preferred Stock. Preferred stock may be issued in
one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical."

         3. The foregoing Amendment to the Certificate of Incorporation was duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Certificate of Amendment for the Corporation the 21st day of January, 1999.


                                          GOURMETMARKET.COM, INC.


                                          By: /s/ John W. Farr, Jr.
                                              ----------------------------------
                                              John W. Farr, Jr., President

                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             STERLING PARTNERS INC.
                            (a Delaware corporation)

         It is hereby certified that:

         1. The name of the corporation is Sterling Partners Inc.

         2. Article First of the Company's Certificate of Incorporation be amended to read as follows:

                  "FIRST: The name of the corporation is GourmetMarket.Com, Inc."

         3. Article Third of the Company's Certificate of Incorporation be amended to read as follows:

                  "THIRD. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware."

         4. The foregoing Amendments to the Certificate of Incorporation were duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Certificate of Amendment for the Corporation the 20th day of January, 1999.


                                          STERLING PARTNERS INC.


                                          By: /s/ John W. Farr, Jr.
                                              ----------------------------------
                                              John W. Farr, Jr., President

                           CERTIFICATE OF AMENDMENT TO
                           ---------------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                             STERLING PARTNERS INC.
                             ----------------------
                            (a Delaware corporation)

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Sterling Partners Inc.

         2. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and substituting in lieu of said Article the following new Article:


                  "FOURTH: a. Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is Twenty-five Million One Hundred Thousand (25,100,000) shares of all classes of stock, consisting of 25,000,000 shares of common stock, par value $.001, and 100,000 shares of preferred stock, par value $.001. Shares of the Corporation's common stock issued at the time the Certificate of Amendment containing this Article FOURTH is filed with the Secretary of State shall be hereby automatically changed and reclassified without further action into one (1) fully paid and non-assessable share of the Corporation's common stock for each four (4) shares of common stock then outstanding, provided that no fractional shares shall be issued pursuant to such change and reclassification and the holder of any fractional share shall receive a full share for each fractional share held by such shareholder.

                           b. Preferred Stock. Preferred stock may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical."

         3. The foregoing Amendment to the Certificate of Incorporation was duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.



         IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Certificate of Amendment for the Corporation the 13th day of January, 1999.


                                               STERLING PARTNERS INC.


                                               By: /s/ John W. Farr, Jr.
                                                   -----------------------------
                                                   John W. Farr, Jr., President

                     CERTIFICATE OF DESIGNATION, PREFERENCE
                     --------------------------------------
                     AND RIGHTS OF SERIES A PREFERRED STOCK
                     --------------------------------------
                                       OF
                                       --
                             GOURMETMARKET.COM, INC.
                             -----------------------
                            (a Delaware corporation)

         I, C. Lawrence Rutstein, being the Assistant Secretary of GourmetMarket.Com, Inc., a corporation organized and existing under the laws of Delaware ("Corporation"), DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation and
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, at a meeting duly called and held on January 18, 1999, adopted the following resolution providing for the issuance of a series of preferred stock.

         "RESOLVED, That pursuant to authority vested in the Board of Directors by Article 4 of the Certificate of Incorporation of this Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be "Series A Preferred Stock" (which series being hereinafter called "Series A"), and the preferences and relative participating, option or other special rights of Series A, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, as set forth in Article 4 in the Certificate of Incorporation of the Corporation which are applicable to shares of Preferred Stock of all series) shall be as follows:

                  1. Designation and Amount. The shares of such series shall be designated as Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and the number of shares constituted in the Series A Convertible Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by the resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Convertible Preferred Stock.

                  2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of junior stock by reason of their ownership thereof, an amount equal to $.10 per share of Series A Convertible Preferred Stock plus the amount of any accrued but unpaid dividends (whether or not declared) and interest thereon. If upon any such liquidation, dissolution or winding up of the

Corporation the remaining assets of the Corporation available for distribution to stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  3. Voting.

                           (a) Number of Votes; Voting with Common Stock. Each
holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions of the following subsections of this Section 3, holders of Series A Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class.

                           (b) Adverse Effects. The Corporation shall not amend,
alter or repeal preferences, rights, powers or other terms of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Series A Convertible Preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Convertible Preferred Stock.

                           (c) Mergers, etc. The consent of the holders of not
less than 66- 2/3% of the outstanding Series A Convertible Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at a special or annual meeting of shareholders called for the purpose, shall be necessary for the Corporation to sell all or substantially all of the Corporation's assets or effect any merger, consolidation, share exchange or similar transaction to which the Corporation is a party, or to enter into any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Corporation by another corporation or entity.

                  4. Optional Conversion. The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a) Right to Convert. Each share of Series A
Convertible Preferred stock shall be convertible, at the option of the holder thereof, without the payment of additional consideration by the holder thereof, at any time and from time to time, into sixty and three-tenths (60.3) shares of Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to adjustment as provided below.

                                    In the event of a liquidation of the
Corporation, the Conversion Rights shall terminate immediately prior to the payment of any amounts distributable on liquidation to the holders of Series A Convertible Preferred Stock.

                           (b) Fractional Shares. No fractional shares of Common
Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of fractional shares, the Corporation shall pay by a whole share of Common Stock.

                           (c) Mechanics of Conversion.

                                    (i) In order to convert shares of Series A
Convertible Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Corporation shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at the place requested by such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Notwithstanding the preceding sentence, shares of Series A Convertible Stock tendered for conversion in accordance with the other provisions of this subparagraph (i) shall be deemed converted into shares of common stock, and their owner or owners shall be deemed the beneficial and record owner of such common stock for all purposes, at the time of tender conforming to the provisions of this subparagraph (i).

                                    (ii) The Corporation shall at all times
during which the Series A Convertible Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                                    (iii) All shares of Series A Convertible
Preferred Stock surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock and cash in lieu of fractional shares in exchange therefor. Any shares of Series A Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Convertible Preferred Stock accordingly.

                           (d) Adjustment for Stock Splits and Combinations. If
the Corporation shall at any time or from time to time after the date on which any Series A Convertible Preferred Stock is first issued ("the Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately adjusted. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately adjusted. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (e) Adjustments for Certain Dividends and
Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Rate shall be increased as of the time of such issuance, by multiplying the Conversion Rate by a fraction,

                                    (i) the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and

                                    (ii) the denominator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance.


                           (f) Adjustments for Other Dividends and
Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Convertible Preferred Stock.

                           (g) Adjustment for Reclassification, Exchange, or
Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets for below), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.


                           (h) Adjustment for Merger or Reorganization, etc. In
case of any consolidation, merger or share exchange of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation to which the holders of Series A Convertible Preferred Stock shall have consented in accordance with Section 3 hereof, then each share of Series A Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Convertible Preferred

Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

                           (i) No Impairment. The Corporation will not, by
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid. the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

                           (j) Certificate as to Adjustments. Upon the
occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Rate then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Convertible Preferred Stock. Despite such adjustment or readjustment, the form of each or all stock certificate representing Series A Convertible Preferred Stock, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

                           (k) Notice of Record Date. In the event:

                                    (i) that the Corporation declares a dividend
(or any other distribution) on its Common Stock;

                                    (ii) that the Corporation subdivides or
combines its outstanding shares of Common Stock;

                                    (iii) of any reclassification of the Common
Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock consolidation, merger or share exchange of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                                    (iv) of the involuntary or voluntary
dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock at their last addresses as shown on the records of the Corporation, at least 20 days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating:

                                             (A) the record date of such
dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                             (B) the date on which such
reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  5. Sinking Fund. There shall be no sinking fund for the payment of dividends or liquidation preference on Series A Convertible Preferred Stock or the redemption of any shares thereof.

                  6. No Mandatory Redemption. The Series A Convertible Preferred Stock is not subject to mandatory redemption by the Corporation."

         IN WITNESS WHEREOF, the undersigned Assistant Secretary, having been thereunto duly authorized, hereby affirms that the foregoing Certificate is his act and deed and the act and deed of the Corporation and that the facts stated therein are true, has executed the foregoing Certificate of Designation for the Corporation on January 18, 1999.

                                       /s/ C. Lawrence Rutstein
                                       -----------------------------------------
                                       C. Lawrence Rutstein, Assistant Secretary

                              CERTIFICATE OF MERGER
                                       OF
                             GOURMETMARKET.COM, INC.
                            (a Delaware corporation)

                                       AND

                                GOURMETMARKET.COM
                           (a California corporation)

         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

                  (i) GourmetMarket.Com, which is incorporated under the laws of the State of California; and

                  (ii) GourmetMarket.Com, Inc., which is incorporated under the laws of the State of Delaware.

         2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by GourmetMarket.Com, a California corporation, in accordance with the laws of the State of its incorporation and by GourmetMarket.Com, Inc., a Delaware corporation, in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is GourmetMarket.Com, Inc., a Delaware corporation, which will continue its existence as said surviving corporation under the name GourmetMarket.Com, Inc., upon the effective date of said merger pursuant to the provisions of the General Corporation law of the State of Delaware.

         4. The Certificate of Incorporation of GourmetMarket.Com, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is Post Office Box 8, Riverton, New Jersey, 08077.

         6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of GourmetMarket.Com consists of 1,000,000 shares of common stock without par value.


Dated: January 22, 1999                   GOURMETMARKET.COM, a
                                          California corporation

                                          By: /s/ C. Lawrence Rutstein
                                              ----------------------------------
                                              C. Lawrence Rutstein
                                              Asst. Secretary

Dated: January 22, 1999                   GOURMETMARKET.COM, INC., a
                                          Delaware corporation

                                          By: /s/ C. Lawrence Rutstein
                                              ----------------------------------
                                              C. Lawrence Rutstein
                                              Asst. Secretary

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